Exhibit 10.12

FIRST AMENDMENT TO
MARRIOTT REWARDS AFFILIATION AGREEMENT
This First Amendment to Marriott Rewards Affiliation Agreement (this “Amendment”), dated as of February 26, 2018, is by and among MARRIOTT INTERNATIONAL, INC. (“MII”), a Delaware corporation, MARRIOTT REWARDS, LLC (“Rewards”, and together with MII, “Marriott”), an Arizona limited liability company, MARRIOTT VACATIONS WORLDWIDE CORPORATION (“MVWC”), a Delaware corporation, and MARRIOTT OWNERSHIP RESORTS, INC. (“MORI”, and together with MVWC, “MVW”), a Delaware corporation. As used in this Agreement, the terms “Rewards”, “MII”, “Marriott”, “MORI”, “MVWC”, and “MVW” shall mean Rewards, MII, Marriott, MORI, MVWC, and MVW, as the case may be, and their respective subsidiaries.

RECITALS
A.MII, Rewards, MVWC and MORI are parties to that certain Marriott Rewards Affiliation Agreement, dated as of November 17, 2011 and effective as of November 21, 2011 (the “Rewards Agreement”).
B.    On September 23, 2016, MII acquired the business of Starwood Hotels & Resorts, which has a brand loyalty program known as the Starwood Preferred Guest program (“SPG”). Marriott intends to combine the Marriott Rewards Program, the Ritz-Carlton Rewards Program and SPG into a single lodging loyalty program (the “Combined Loyalty Program”), whereby, among other things, members in the Marriott Rewards Program and Ritz-Carlton Rewards Program, and members in SPG, will have their respective program memberships, points, status, and other rights and benefits, converted to memberships, points, status, and other rights and benefits, in the Combined Loyalty Program, and the SPG, Marriott Rewards Program and Ritz-Carlton Rewards Program will otherwise be consolidated and combined, all at such time or times (which may include several steps and/or phases), and on such terms and conditions, as determined by Marriott (together, the “Combination”).
C.    Marriott and MVW desire to amend the Rewards Agreement as set forth herein.
D.    Capitalized terms used herein that are not otherwise defined shall have the respective meanings set forth in the Rewards Agreement or, if not defined in the Rewards Agreement, then the respective meanings set forth in the Marriott License Agreement (as that term is defined in the Rewards Agreement, and as the same may be amended, modified or supplemented from time to time).

AGREEMENT
In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

Section 1.	Combination.
(a)    Combination. The parties agree and acknowledge that the Combination constitutes a “combination with…another loyalty program” as set forth in, and subject to the terms and conditions of, Section 13(f) of the Rewards Agreement. Accordingly, the parties agree and acknowledge that, except as otherwise set forth in this Amendment, from and after the date on which the first step and/or phase of the Combination occurs (“Combination Date”), references in the Rewards Agreement and the Services Manual to (i) “Rewards Program” shall be deemed to refer to the Combined Loyalty Program, (ii) “Rewards Members” shall be deemed to refer to members in the Combined Loyalty Program, and (iii) “Rewards Points” shall be deemed to refer to points in the Combined Loyalty Program. In addition, except as otherwise set forth in this Amendment, from and after the Combination Date, references in the Rewards Agreement and the Services Manual to “Participating Properties” shall be deemed to include (a) hotels, resorts, vacation ownership resorts and other properties that participated in (i) the Rewards Program immediately prior to the Combination Date or (ii) SPG (including without limitation vacation ownership resorts (“Vistana Properties”) owned or managed by, or affiliated with, Vistana Signature Experiences, Inc. (and its successors and assigns) (“Vistana”) immediately prior to the Combination Date but only for so long as the Vistana Exclusive Rights Exception is in effect), and (b) hotels, resorts, vacation ownership resorts and other properties that may thereafter be added as participants in the Combined Loyalty Program (subject to the restrictions set forth in the Marriott License Agreement (including Section 2.2 thereof) but including without limitation Vistana Properties for so long as the Vistana Exclusive Rights Exception is in effect). For purposes of clarification, in no event shall “Licensed Destination Club Products” or “Licensed Destination Club Projects” be deemed to include any Vistana Properties. Notwithstanding anything to the contrary herein, Licensor will not grant Vistana marketing access to (i) Rewards Members who were members of Marriott Rewards but not SPG immediately prior to the Combination Date or (ii) Marriott Rewards-Sourced SPG Members (as such term is defined in the Side Letter – Program Affiliation (“Program Affiliation Side Letter”) dated September 21, 2016 between Marriott and MVW) unless and until Licensor has granted Licensee marketing access to both (i) Rewards Members who were members of SPG but not Marriott Rewards immediately prior to the Combination Date and (ii) SPG-Sourced Marriott Rewards Members (as defined in the Program Affiliation Side Letter). Licensor will not permit Vistana to issue Rewards Points in the Marriott Rewards Program (or non-SPG Points in the Combined Loyalty Program) until the Combined Loyalty Program operates with a single points currency that incorporates points that were formerly SPG Points. Licensor will not permit Licensee to issue SPG Points in the SPG Program (or non-Marriott Rewards Points in the Combined Loyalty Program) until the Combined Loyalty Program operates with a single points currency that incorporates points that were formerly Marriott Rewards Points.
(b)    Permitted Uses. To the extent that the Permitted Uses for which MVW is allowed to offer Rewards Points (or points in the Combined Loyalty Program, after the Combination) are less favorable or more restrictive than the permitted uses for which Vistana may offer SPG points (“SPG Points”) (or points in the Combined Loyalty Program, after the Combination), then promptly upon MVW’s request, Marriott and MVW will amend Section 1 of the Rewards Agreement so that the Permitted Uses are not materially less favorable or materially more restrictive than the permitted uses of Vistana with respect to its issuance of SPG Points (or points in the Combined Loyalty Program, after the Combination).
(c)    Program Rules. The parties acknowledge and agree that on and after the Combination Date, the provisions of Section 13(c) limiting Marriott’s right to make certain changes to the Rewards Program without MVW’s consent shall continue to apply to the Combined Loyalty Program, including without limitation the Program Rule that points in the Combined Loyalty Program issued by MVW in respect of Usage Rights may not be redeemed for stays at Licensed Destination Club Projects.
Section 2.    Payment for Rewards Points. Section 2(e) of the Rewards Agreement is hereby amended and restated in its entirety as follows:
(e) Following the Commencement Date, Marriott will invoice MVW each period for Rewards Points issued during the prior period to MVW customers for Permitted Uses (other than Qualifying Stays) and payment will be due within 30 days of the invoice date. Notwithstanding the foregoing, for the period from the Effective Date through the last day of fiscal year 2021, payments for Rewards Points issued to MVW customers for Exchanges between October 1 and December 31 of any such year shall be due 120 days after December 31 of such year.
Section 3.    Exchange Ratio Rules Certification. The last sentence of Section 4(a) of the Rewards Agreement is hereby amended to state as follows: “MVW shall deliver such certification to Marriott within thirty days of each calendar year end.”
Section 4.    Redemption of Rewards Points by Rewards Members. Section 7(b) of the Rewards Agreement is hereby amended by adding the following after the first sentence of such section:
Marriott will consider in good faith MVW’s reasonable requests to include redemption options for Rewards Points to be made available to Licensed Destination Club Business customers, including options that might have specific relevance to the Licensed Destination Club Business, such as redemption of Rewards Points toward satisfying Licensed Destination Club Product maintenance fees at an appropriate redemption rate consistent with other programs and offers as reasonably determined by Marriott in consultation with MVW.
Section 5.    Elite Status Upgrades. Section 8 of the Rewards Agreement is hereby amended by adding a new Section 8(f) as follows:
(f)    MVW shall have the right to purchase silver, gold and platinum elite Rewards Elite Status for certain existing and future eligible “MVW Owners”, and Marriott and MVW have agreed on pricing terms for such upgrades at a cost reflecting the actual cost to the Rewards Program of the historical usage patterns of such status by MVW Owners plus incremental program administrative costs and Rewards Points benefits associated with such Elite Status as set forth in the Elite Status Pricing Terms schedule to the Services Manual. As used herein, “MVW Owners” shall mean persons who are “Members” under the Marriott License Agreement, but shall exclude Members who have such status solely because they are an owner of a Residential Unit (as that term is defined in the Marriott License Agreement). The parties acknowledge and agree that all references to “MVW Owners” in the Services Manual shall have the same meaning as set forth in this Amendment. Additionally, for purposes of this Section, “Elite Status” means the availability of certain benefits for Rewards Members in accordance with their classification into “Silver Elite”, “Gold Elite” or “Platinum Elite” tiers (in each case as such term is used in marketing materials available to Rewards Members).
Section 6.    Release of Guarantors. Marriott hereby fully and irrevocably releases and discharges the following Guarantors from the Guaranty Obligations described in Section 34 of the Rewards Agreement as of the date of this Amendment: (i) Marriott Resorts Hospitality Corporation; (ii) MVCI Asia Pacific Pte. Ltd.; and (iii) MVCO Series LLC.
Section 7.    Counterparts; Authorization of Authority.
(a)    This Amendment may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which, taken together, will constitute, collectively, one agreement. Delivery of an executed signature page to this Amendment by electronic transmission will be effective as delivery of a manually signed counterpart of this Agreement.
(b)    Each party represents, warrants and covenants that it has and will continue to have all necessary power and authority to execute and deliver this Amendment.
Section 8.    Full Force and Effect
Except to the extent specifically amended, modified or supplemented by this Amendment, the Rewards Agreement and the Services Manual (as amended) remain unchanged and in full force and effect. From and after the effectiveness of this Amendment, each reference in the Rewards Agreement to “this Agreement,” “hereof”, “hereunder” or words of similar import will be deemed to mean the Rewards Agreement, as so amended, modified or supplemented by this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, effective as of the Effective Date.

MARRIOTT INTERNATIONAL, INC.
By:	/s/ Timothy Grisius
Name:	Timothy Grisius
Title:	Global Real Estate Officer

MARRIOTT REWARDS, LLC.
By:	/s/ Timothy Grisius
Name:	Timothy Grisius
Title:	Authorized Signatory

MARRIOTT VACATIONS WORLDWIDE CORPORATION
By:	/s/ Stephen P. Weisz
Name:	Stephen P. Weisz
Title:	President and Chief Executive Officer

MARRIOTT OWNERSHIP RESORTS, INC.
By:	/s/ Stephen P. Weisz
Name:	Stephen P. Weisz
Title:	President

[FIRST AMENDMENT TO MARRIOTT REWARDS AFFILIATION AGREEMENT]